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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): February 27, 2003



                               DONLAR CORPORATION
             (Exact name of registrant as specified in its charter)




          Illinois                      000-11472               36-3683785
 (State or other jurisdiction          (Commission            (IRS Employer
       of incorporation)               File Number)          Identification No.)


              6502 South Archer Road, Bedford Park, Illinois 60501 Registrant's telephone number, including area code: (708) 563-9200

               (Address of principal executive offices) (Zip Code)



         (Former name or former address, if changed since last report.)


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ITEM 5.  OTHER EVENTS

         The shareholders of Donlar Biosyntrex Corporation, a Nevada corporation, and Donlar Corporation (the "Company") approved the merger of Donlar Biosyntrex with and into the Company at a shareholders meeting held at the corporate offices in Bedford Park, IL on February 27, 2003, with the Company being the surviving corporation, and the adoption of the Company's 2003 Equity Incentive Plan. The merger is effective February 27, 2003. Pursuant to the agreement and plan of merger, each share of Donlar Biosyntrex common stock (other than shares owned by the Company) converted into the right to receive
0.25998836 shares of common stock of the Company and each share of the Company's common and Series A preferred stock issued prior to the merger (other than shares owned by certain shareholders who agreed to cancellation pursuant to the restructuring plan described in the Company's information statement/prospectus) converted into the right to receive 0.48725820 shares of common stock of the Company. The shares of common stock of the Company will trade over-the-counter under the symbol DLRC. A letter of transmittal will be sent to all shareholders of record of the merged companies with instructions on how to exchange their shares for shares in the Company.
         In connection with the merger, the Company is implementing a restructuring plan that is expected to result in the elimination of approximately $25.2 million of the Company's liabilities and replacing these liabilities with equity securities, principally convertible preferred stock. The merger consolidates the combined companies' patent portfolios and is expected to streamline business operations by eliminating various legal, accounting, corporate governance and inter-company service contract costs. The board of directors of the Company consists of the members of the Company's board immediately prior to the merger.
         Additional information concerning the merger, the related restructuring plan and the equity incentive plan is set forth in the information statement/prospectus provided to the shareholders of the Company and Donlar Biosyntrex prior to the merger and can be found on the Company's website at www.donlar.com. The Company's registration statement on Form S-4 is incorporated herein by reference.
         Larry P. Koskan, President and CEO stated, "The merging of the companies creates a stronger, more unified Illinois public company. By combining the management activities of the two separate companies, we can now effectively direct our energies in developing our core businesses. The restructuring plan is expected to result in a $25 million reduction in the Company's total outstanding debt, replacing it with equity securities. The reduction of this debt will strengthen the balance sheet while significantly reducing the Company's ongoing interest expense."
         The Company's common stock is deemed by operation of Rule 12g3-2(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act") to be registered under Section 12(g) of the 1934 Act.
         On February 27, 2003, the Company issued a press release announcing the merger which is attached hereto as Exhibit 99.1.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits:

         Exhibit No.       Description

            99.1           Press release dated February 27, 2003.


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FORWARD LOOKING STATEMENTS

         Except for historical information, this Form 8-K contains certain forward-looking statements that involve risk and uncertainties, which may cause actual results to differ materially from the statements made including market potential, regulatory clearances, business growth, and other risks listed from time to time in the Company's Securities and Exchange Commission (SEC) filings. These forward-looking statements represent the Company's judgment, as of the date of this release, and the Company disclaims any intent or obligation to update these forward-looking statements.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    DONLAR CORPORATION



Dated:  March 4, 2003               By: /s/ Larry P. Koskan
                                        ----------------------------------------
                                        Larry P. Koskan, Chief Executive Officer


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                                INDEX TO EXHIBITS

         Exhibit No.       Description

            99.1           Press Release.